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                                                                   EXHIBIT 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Fidelity National Corporation for the registration of 50,000 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 2002, with respect to the consolidated financial statements of Fidelity National Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP




April 12, 2002